Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN
OR INTO CANADA, AUSTRALIA OR JAPAN

FOR IMMEDIATE RELEASE

25 APRIL 2005

CONSTELLATION BRANDS, INC.

STATEMENT RE ALLIED DOMECQ PLC

Constellation Brands, Inc. (“Constellation”) notes the recent speculation about its potential interest in Allied Domecq. Constellation is at an early stage of evaluating its options with a number of potential partners and there is no certainty that this process will lead to an approach being made to the Company.

A further announcement will be made as and when appropriate.

For further information please contact:

Merrill Lynch         020 7628 1000

Kevin J Smith

Rothschild           020 7280 5000

Nigel Higgins
Akeel Sachak

M : Communications            020 7153 1530
Hugh Morrison
Nick Miles

Merrill Lynch and N M Rothschild & Sons Limited are acting for Constellation and no one else in connection with the possible offer for Allied Domecq and will not be responsible to anyone other than Constellation for providing the protections offered to clients of Merrill Lynch and N M Rothschild & Sons Limited or for providing advice in relation to any such possible offer.